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                                                                     EXHIBIT 2.7

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

                  THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment"), is made as of March 15, 2001, by and among SMITH ACQUISITION COMPANY, a Delaware corporation ("SAC"), SMITH ACQUISITION LICENSE COMPANY, a Delaware corporation ("SAC Licensee", together with SAC, "Smith"), STC BROADCASTING, INC., a Delaware corporation ("STCB") and STC LICENSE COMPANY, a Delaware corporation ("STC Licensee", together with STCB, "STC") and LIN TELEVISION CORPORATION, a Delaware corporation ("Buyer").

                                    Recitals

                  A. Buyer, Smith and STC are parties to that certain Asset Purchase Agreement dated as of January 31, 2001 (the "Purchase Agreement"), pursuant to which Buyer will acquire from Seller (as defined therein) the Conveyed Assets (as defined therein) with respect to the Station (as defined therein).

                  B. Buyer and Seller desire to make certain modifications to the Purchase Agreement.

                  C. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

                                    Agreement

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Section 1.8 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                           1.8      [Intentionally Deleted.]

                  2. The first sentence of Section 1.9 of the Purchase Agreement is hereby amended such that the words "Put/Call Amount" are deleted and replaced with the following:

                           Two Million Five Hundred Thousand Dollars
                           ($2,500,000) (the "Put Amount")


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In addition, the defined term "Put/Call Amount" in the Purchase Agreement is hereby deleted and replaced with the defined term "Put Amount".

                  3. Sections 1.10, 5.2, 9.1 and 10.3 of the Purchase Agreement shall be amended to delete the references to Seller's call right and/or Section 1.8, as applicable.

                  4. Except as expressly modified hereby, all other terms and conditions of the Purchase Agreement shall remain in full force and effect in accordance with their terms.

                  5. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]


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                  IN WITNESS WHEREOF, each of the parties hereto have caused this First Amendment to Asset Purchase Agreement to be executed as of the date first written above.

                                       SMITH ACQUISITION COMPANY


                                       By: /s/ David A. Fitz
                                           -------------------------------------
                                               David A. Fitz
                                               Chief Financial Officer and
                                               Secretary

                                       SMITH ACQUISITION LICENSE COMPANY


                                       By: /s/ David A. Fitz
                                           -------------------------------------
                                               David A. Fitz
                                               Chief Financial Officer and
                                               Secretary

                                       STC BROADCASTING, INC.


                                       By: /s/ David A. Fitz
                                           -------------------------------------
                                               David A. Fitz
                                               Chief Financial Officer and
                                               Secretary

                                       STC LICENSE COMPANY


                                       By: /s/ David A. Fitz
                                           -------------------------------------
                                               David A. Fitz
                                               Chief Financial Officer and
                                               Secretary

                                       LIN TELEVISION COMPANY


                                       By: /s/ Gregory M. Schmidt
                                           -------------------------------------
                                       Name: Gregory M. Schmidt
                                       Title: Vice President and
                                              General Counsel